Exhibit 32

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
PURSUANT TO RULES 13a-14(b) AND 15d-14(b) OF
THE SECURITIES EXCHANGE ACT OF 1934 AND
18 U.S.C. SECTION 1350

The undersigned, Thomas L. Wegman, the President, Principal Executive Officer and Principal Financial Officer of BioSpecifics Technologies Corp. (the “Company”), DOES HEREBY CERTIFY that:

1.
The Company’s annual report on Form 10-K for the fiscal year ended December 31, 2011 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company for the period covered by the Report.

IN WITNESS WHEREOF, the undersigned has executed this certification this 12th day of March, 2012.

/s/ Thomas L. Wegman
Thomas L. Wegman
President, Principal Executive and Financial Officer

This certification shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange of 1934, as amended, or otherwise subject to liability pursuant to that section.  Such certification shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference.